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                           EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

This Agreement is made as of the 26th day of June, 1996.

BETWEEN: Matthew MacLaurin ("MacLaurin")

AND:

ZEITGEIST WERKS, a Nevada company having its office at 3960 Ince Boulevard, Culver City, California, 90232 (the "Company")

WHEREAS MacLaurin entered into an employment agreement with Zeitgeist Werks, and the Company desires to employ MacLaurin and MacLaurin desires to be employed by the Company on those same terms and conditions contained therein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements and covenants herein contained and the payment of $1 made by each party to the other (the receipt and adequacy of such consideration is hereby mutually acknowledged by each party), the parties hereby covenant and agree as follows:

1.   INTERPRETATION

1.1 Interpretation - For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) "this Agreement" means this Agreement as it may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "Section", "paragraph", it subparagraph" or other subdivision, is to the designated Section, paragraph, subparagraph or other subdivision of this Agreement unless otherwise specifically stated;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, subparagraph or other subdivision;

(d) the singular of any term includes the plural and vice versa and the use of any terms equally applicable to any gender and where applicable a body corporate;

(e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import is used with reference thereto); the headings to the paragraphs and subparagraphs of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(f)  the term "territory" shall mean the universe;

(g) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity; and

(h) the language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor against either of the parties.

2.   EMPLOYMENT

2.1 Employment. The Company hereby employs MacLaurin and MacLaurin hereby accepts such employment on the terms contained herein. MacLaurin shall serve as the Executive Vice President of the Company and shall devote his full business time and best efforts to rendering services on behalf of Company. Services to be rendered in Santa Cruz with no more than one week per month in travel or other locations with reasonable but limited exceptions.

2.2 Term. The employment of MacLaurin hereunder shall commence as of the date hereof and shall continue until the earlier of:

     (1)  June 30, 1999 (the "Initial Term"), or

     (2)  the occurrence of any of the following events:

(a) the death or the failure of MacLaurin to perform his normal required services hereunder for a period of twelve months by reason of mental or physical disability (a "Disability Termination Event");

(b) termination by the Company of MacLaurin's employment hereunder, upon 10 days prior written notice to MacLaurin for "good cause" which shall exist upon the occurrence of any of the following:

     (i) MacLaurin is convicted of, pleads guilty to, or confesses to any workplace related felony or any act of fraud, misappropriation or embezzlement;

     (ii) MacLaurin has engaged in a fraudulent act to the material damage or prejudice of the Company or any affiliate or in conduct or activities materially damaging to the property, business or reputation of the Company or any affiliate;

     (iii) any material act or omission by MacLaurin involving malfeasance or gross negligence in the performance of his duties to the Company to the material detriment of the Company and, within ten (10) days after written notice from the Company of any such act or omission, MacLaurin has not corrected such act or omission; or

     (iv) MacLaurin otherwise fails to comply with the terms of this Agreement or deviates from any reasonable written policies or directives of the Board of Directors, and, within thirty (30) days after written notice from Company of such failure, MacLaurin has not corrected such failure (in any such case, a "Good Cause Termination Event"); or

(c) voluntary termination by MacLaurin of his employment hereunder (a "Voluntary Termination Event").

2.3 Renewal. Unless terminated by either party hereto upon sixty (60) days prior written notice to the other party hereto, this Agreement shall automatically renew at the end of the Initial Term and any each renewal thereof for an additional two-year term.

3.   COMPENSATION

3.1 Base Salary. During the term of his employment hereunder, MacLaurin shall receive an annual base salary ("Base Salary") less any applicable withholding taxes, paid monthly in arrears, by the Company as follows:

(a)  $100,000 - July 1, 1996 to June 30, 1997;

(b)  $125,000 - July 1. 1997 to June 30, 1998;

(c)  $155,000 - July 1, 1998 to June 30, 1999;

(d)  $30,000 additional for each fiscal year following the Initial Term.

3.2 Bonus. During the term of his employment hereunder, MacLaurin shall be paid a bonus (the "Bonus") within 30 days after the end of each fiscal quarter. The bonus shall be in amounts to be determined by the Board of Directors or as the Company may maintain from time to time for the benefit of executive employees.

3.3 Option to Purchase Employee Shares. If Employee's employment hereunder is terminated upon the occurrence of a Good Cause Termination Event, then, with respect to any shares of capital stock of the Company owned by Employee as of the date of the termination of his employment hereunder (the "Employee Shares"), the Company shall have the option to purchase all, but not less than all, of the Employee Shares for the Fair Market Value of such shares, the fair market value being the trading price of the shares at the occurrence.

3.4 Expenses. MacLaurin shall be reimbursed for all reasonable expenses incurred by MacLaurin at the request and on behalf of Company.

3.5 Benefits. MacLaurin shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as the Company shall maintain from time to time for the benefit of executive employees.

3.6 Vacation. MacLaurin shall receive four (4) weeks of paid vacation time each calendar year during the term of his employment hereunder or at MacLaurin's option base pay in lieu thereof for all or any vacations not taken.

4.   TERMINATION

4.1 Voluntary or Good Cause Termination Events. If MacLaurin's employment hereunder is terminated as a result of the occurrence of a Good Cause Termination Event, MacLaurin shall only be entitled to receive the Base Salary or Bonus prorated to the termination date.

The Company shall thereafter have no further obligation to pay to MacLaurin any Base Salary, Bonus or any other compensation pursuant to this Agreement, including stock options.

4.2 No Cause. If MacLaurin's employment hereunder is terminated as a result of the occurrence of a No Cause Termination Event, (a) the Company shall pay to MacLaurin in equal semi-annual installments commencing ten (10) days after termination during the remainder of the Initial Term or such renewal term, as the case may be, an amount equal to the aggregate Base Salary and Bonus that would have been payable to MacLaurin pursuant to this Agreement if MacLaurin had remained employed by the Company for the remainder of the Initial Term or such renewal term, as the case may be; (b) in addition, if MacLaurin's employment hereunder is terminated as a result of the occurrence of a No
Cause Termination Event, the Company must obtain the release of MacLaurin from all personal guaranties by MacLaurin relating to any outstanding indebtedness of the Company.

5.   CONFIDENTIALITY AND NON-COMPETITION

5.1 Confidential Information. MacLaurin hereby agrees that except as otherwise required in the course of his performance of any duties he may have as an employee of the Company, during the period commencing on the date hereof and ending on the first anniversary of the date on which MacLaurin's employment is terminated for any reason (the "Covenant Period").

(a) Neither MacLaurin nor any company or organization in which MacLaurin has a direct or indirect financial interest (a "Related Party"), will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, any business conducted under any corporate or trade name utilized by the Company or any name confusingly similar thereto without the prior written consent of the Company; and

(b) Each Related Party shall hold in confidence all knowledge and information of a confidential nature with respect to the business of the Company and any affiliate and will not disclose, publish or make use of the same without the prior written consent of the Company,

These restrictions do not apply if there is a no-cause termination AND if the financial obligations set forth in this agreement for this event are not met by ZeitGeist.

5.2 Trade Secrets. Each Related Party shall hold in confidence indefinitely any and all technology, trade secrets and know-how of the Company or any affiliate and shall not disclose, publish or make use of the same, including the terms of this agreement without the prior written consent of the Company.

(a) In consideration of the Company's employment of the Employee pursuant to the terms of this Agreement, the Employee hereby agrees that no Related Party shall, during the Covenant Period, in any manner (other than as an employee of or a consultant to the Company), directly or indirectly:

     (i) engage in, have any equity or profit interest in, make any loan to or for the benefit of, or guarantee any obligation of or with respect to, or render services (of any executive, advertising, marketing, sales, administrative, supervisory or consulting nature to, any business engaged in the Company Activities that is conducting operations in the Territory;

     (ii) employ, or seek to employ on his or its own behalf or on behalf of any other person, firm or Corporation, any person who was employed during the Covenant Period by the Company and who has not thereafter ceased to be employed by the Company for a period of at least one (1) year, except if employee has been terminated by Company for no-cause; or

     (iii) after the termination of the Employee's employment hereunder, solicit or seek to solicit on his or its own behalf or on behalf of any other person, firm or corporation, any customer of the Company who is a customer of the Company at any time during the Employee's employment by the Company for the purpose of rendering Company Activities in the Territory.

5.3 Severability. If a judicial determination is made that any of the provisions of this Section 5 constitutes an unreasonable or otherwise unenforceable restriction against MacLaurin, the provisions of this Section shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the Company and MacLaurin hereby agree that any judicial authority construing this Agreement shall be empowered to sever or modify any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section and to apply the provisions of this Section to the remaining portion of the Territory, the remaining business activities or the remaining time period not so severed or modified by such judicial authority, Moreover, notwithstanding the fact that any provision of this
Section is determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by MacLaurin. The time period during which the prohibitions set forth in this Section shall apply shall be tolled and suspended as to each Related Party for a period equal to the aggregate quantity of time during which the affected Related Party violates such prohibitions in any respect.

5.4 Company Indemnification. MacLaurin hereby agrees to indemnify and defend the Company and its affiliates and to hold the Company and its affiliates wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by the Company or its affiliates and arising out of or due to any breach of any covenant or agreement of MacLaurin contained in this Section 5.

5.5 Employer Indemnification. Company hereby agrees to indemnify and defend MacLaurin and its affiliates and to hold MacLaurin and its affiliates wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by the MacLaurin or its affiliates and arising out of or due to any breach of any covenant or agreement of the Company contained in this Section 5.

6.   GENERAL

6.1 Notices. All notices, requests, demands or directions relating to this Agreement shall be in writing and delivered via courier addressed to the appropriate party at the address of such party as set out on the first page of this Agreement, or to such other addresses as may be specified by one party to the other parties by notice in writing. Any notice, request, demand, direction, authorization or other communication given shall be deemed to have been received by the party to whom it was given on the third business day following the sending thereof by courier.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.3 Arbitration. Any controversy or Claim arising out of or relating to this Agreement or the alleged breach hereof shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators in any such arbitration, including, without limitation, specific performance of this Agreement, may be entered in any federal or state court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to recover from the non prevailing party in addition to all other relief, all reasonable costs and expenses actually incurred by such party in connection with such arbitration.

6.4 Severability. If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.5 Further Assurances. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

6.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, whether written or oral, made between the parties hereto, and there do not exist any representations, warranties, terms or conditions, expressed or implied, statutory or otherwise, and no agreements collateral hereto, other than as expressly set forth or referred to in this Agreement.

6.7 Enurement. This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns; provided, however, that MacLaurin shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company.

6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

Matthew MacLaurin

/s/ Matthew MacLaurin

ZEITGEIST WERKS

Nancy Poertner, President

/s/ Nancy Poertner
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